Exhibit 99.2
XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
On November 1, 2022, XPO Logistics, Inc. (“XPO”) completed the previously announced separation of its asset-light, tech-enabled brokered transportation platform (the “RXO Separation”), which was accomplished by the distribution of 100% of the outstanding common stock of RXO, Inc. (“RXO”) to XPO shareholders as of the close of business on October 20, 2022, the record date for the distribution (the “Distribution”). XPO shareholders received one share of RXO common stock for every share of XPO common stock held at the close of business on the record date. Following the RXO Separation, RXO is an independent public company whose common stock trades on the New York Stock Exchange under the symbol “RXO”. Additionally, in March 2022, XPO sold its North American intermodal operation (“Intermodal”) (“Intermodal Sale”) and recorded a $434 million pre-tax gain on the sale, net of transaction costs, during the first six months of 2022. The Intermodal Sale (together with the RXO Separation, the “Separations”) was part of a single plan of disposal. The Separations together qualify for discontinued operations under U.S. GAAP upon the RXO Separation.
The following unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the Separations. The unaudited pro forma condensed consolidated statements of operations of XPO for the six months ended June 30, 2022 and for each of the three years ended December 31, 2021, 2020, and 2019 reflect XPO’s results of operations as if the Distribution had occurred on January 1, 2019. The unaudited pro forma condensed consolidated balance sheet of XPO as of June 30, 2022 assumes that the Distribution had occurred on June 30, 2022. Beginning in the fourth quarter of 2022, RXO’s and Intermodal’s historical financial results for periods prior to the Distribution will be reflected in XPO’s consolidated financial statements as discontinued operations.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in XPO’s Form 10-K for the year ended December 31, 2021; and
•the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in XPO’s Form 10-Q for the six months ended June 30, 2022.
The historical consolidated column in the unaudited pro forma condensed consolidated financial statements reflects XPO’s historical financial statements for the periods presented and does not reflect any adjustments related to the Separations and related events.
Amounts in the RXO separation column in the unaudited pro forma condensed consolidated financial statements were derived from RXO’s unaudited condensed combined financial statements and the audited combined financial statements included in RXO’s Information Statement, dated October 17, 2022, filed by RXO with the Securities and Exchange Commission. Amounts in the Intermodal disposition column in the unaudited pro forma condensed consolidated financial statements were derived from XPO's underlying financial records for the periods presented. The transaction adjustments reflect the impact of events that are directly attributable to the Separations, are factually supportable, and with respect to the condensed consolidated statements of operations, are expected to have a continuing impact on XPO.
The pro forma financial information has been prepared by XPO for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what XPO’s consolidated statements of operations or consolidated statement of financial condition actually would have been had the Separations been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or operating results of XPO following the completion of the Separations. The pro forma financial information does not include adjustments to reflect any potential synergies or dis-synergies that may result from the Separations.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2022
(In millions)

	Historical Consolidated	RXO Separation	Intermodal Disposition	Transaction Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$436	$(212)	$—	$—	(a) (b)	$224
Accounts receivable, net of allowances	2,190	(1,107)	—	—		1,083
Other current assets	271	(32)	—	—		239
Current assets of discontinued operations	19	—	—	—		19
Total current assets	2,916	(1,351)	—	—		1,565
Long-term assets
Property and equipment, net of accumulated depreciation	1,799	(114)	—	—		1,685
Operating lease assets	832	(170)	—	—		662
Goodwill	2,284	(630)	—	—		1,654
Identifiable intangible assets, net of accumulated amortization	522	(90)	—	—		432
Other long-term assets	287	(17)	—	—		270
Total long-term assets	5,724	(1,021)	—	—		4,703
Total assets	$8,640	$(2,372)	$—	$—		$6,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,153	$(615)	$—	$—		$538
Accrued expenses	1,106	(291)	—	15	(b) (c) (g)	830
Short-term borrowings and current maturities of long-term debt	55	—	—	—		55
Short-term operating lease liabilities	142	(47)	—	—		95
Other current liabilities	159	(4)	—	—		155
Current liabilities of discontinued operations	19	—	—	—		19
Total current liabilities	2,634	(957)	—	15		1,692
Long-term liabilities
Long-term debt	2,857	—	—	(545)	(b)	2,312
Deferred tax liability	325	(51)	—	—		274
Employee benefit obligations	118	—	—	—		118
Long-term operating lease liabilities	689	(127)	—	—		562
Other long-term liabilities	310	(38)	—	—		272
Total long-term liabilities	4,299	(216)	—	(545)		3,538

Stockholders’ equity
Common stock	—	—	—	—		—
Additional paid-in capital	1,187	—	—	—		1,187
Retained earnings / XPO investment	672	(1,201)	—	530	(a) (b) (c) (g)	1
Accumulated other comprehensive loss	(152)	2	—	—		(150)
Total equity	1,707	(1,199)	—	530		1,038
Total liabilities and equity	$8,640	$(2,372)	$—	$—		$6,268
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2022
(In millions, except per share data)

	Historical Consolidated	RXO Separation	Intermodal Disposition	Transaction Adjustments	Notes	Pro Forma
Revenue	$6,705	$(2,538)	$(308)	$82	(d)	$3,941
Cost of transportation and services (exclusive of depreciation and amortization)	4,590	(1,925)	(226)	82	(d)	2,521
Direct operating expense (exclusive of depreciation and amortization)	750	(111)	(26)	—		613
Sales, general and administrative expense	668	(327)	(19)	51	(e) (g)	373
Depreciation and amortization expense	231	(42)	(5)	6	(e)	190
Gain on sale of business	(434)	—	—	434	(f)	—
Transaction and integration costs	35	(21)	—	—		14
Restructuring costs	10	(3)	—	—		7
Operating income	855	(109)	(32)	(491)		223
Other income	(29)	1	(2)	—		(30)
Debt extinguishment loss	26	—	—	—		26
Interest expense	68	—	—	(11)	(j)	57
Income from continuing operations before income tax provision	790	(110)	(30)	(480)		170
Income tax provision	160	(27)	(7)	(85)	(k)	41
Income from continuing operations	630	(83)	(23)	(395)		129
Net loss from continuing operations attributable to noncontrolling interests	—	—	—	—		—
Net income from continuing operations attributable to XPO	$630	$(83)	$(23)	$(395)		$129

Net income attributable to common shareholders	$630					$129

Basic earnings per share from continuing operations	$5.49					$1.12
Diluted earnings per share from continuing operations	$5.45					$1.12

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	115					115
Diluted weighted-average common shares outstanding	116					116
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(In millions, except per share data)

	Historical Consolidated	RXO Separation	Intermodal Disposition	Transaction Adjustments	Notes	Pro Forma
Revenue	$12,806	$(4,689)	$(1,077)	$163	(d)	$7,203
Cost of transportation and services (exclusive of depreciation and amortization)	8,945	(3,681)	(832)	163	(d)	4,595
Direct operating expense (exclusive of depreciation and amortization)	1,391	(192)	(100)	—		1,099
Sales, general and administrative expense	1,322	(539)	(103)	75	(e) (h)	755
Depreciation and amortization expense	476	(81)	(20)	11	(e)	386
Transaction and integration costs	37	(2)	—	7	(e) (c)	42
Restructuring costs	19	(2)	—	2	(e)	19
Operating income	616	(192)	(22)	(95)		307
Other income	(59)	(1)	1	—		(59)
Debt extinguishment loss	54	—	—	9	(i)	63
Interest expense	211	—	—	(22)	(j)	189
Income from continuing operations before income tax provision	410	(191)	(23)	(82)		114
Income tax provision	87	(41)	3	(25)	(k)	24
Income from continuing operations	323	(150)	(26)	(57)		90
Net loss from continuing operations attributable to noncontrolling interests	—	—	—	—		—
Net income from continuing operations attributable to XPO	$323	$(150)	$(26)	$(57)		$90

Net income attributable to common shareholders	$323					$90

Basic earnings per share from continuing operations	$2.88					$0.80
Diluted earnings per share from continuing operations	$2.82					$0.79

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	112					112
Diluted weighted-average common shares outstanding	114					114
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2020
(In millions, except per share data)

	Historical Consolidated	RXO Separation	Intermodal Disposition	Transaction Adjustments	Notes	Pro Forma
Revenue	$10,199	$(3,357)	$(786)	$113	(d)	$6,169
Cost of transportation and services (exclusive of depreciation and amortization)	6,950	(2,568)	(616)	113	(d)	3,879
Direct operating expense (exclusive of depreciation and amortization)	1,235	(174)	(82)	—		979
Sales, general and administrative expense	1,210	(455)	(66)	57	(e)	746
Depreciation and amortization expense	470	(76)	(23)	7	(e)	378
Transaction and integration costs	75	(14)	(1)	7	(e)	67
Restructuring costs	31	(10)	—	1	(e)	22
Operating income	228	(60)	2	(72)		98
Other income	(44)	(3)	—	—		(47)
Debt extinguishment loss	—	—	—	—		—
Interest expense	307	—	—	—		307
Income from continuing operations before income tax provision	(35)	(57)	2	(72)		(162)
Income tax provision	(22)	(14)	9	(16)	(k)	(43)
Income from continuing operations	(13)	(43)	(7)	(56)		(119)
Net loss from continuing operations attributable to noncontrolling interests	3	—	—	—		3
Net income from continuing operations attributable to XPO	$(10)	$(43)	$(7)	$(56)		$(116)

Net income attributable to common shareholders	$(41)					$(141)

Basic earnings per share from continuing operations	$(0.45)					$(1.54)
Diluted earnings per share from continuing operations	$(0.45)					$(1.54)

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	92					92
Diluted weighted-average common shares outstanding	92					92
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2019
(In millions, except per share data)

	Historical Consolidated	RXO Separation	Intermodal Disposition	Transaction Adjustments	Notes	Pro Forma
Revenue	$10,681	$(3,141)	$(919)	$100	(d)	$6,721
Cost of transportation and services (exclusive of depreciation and amortization)	7,359	(2,414)	(724)	100	(d)	4,321
Direct operating expense (exclusive of depreciation and amortization)	1,186	(162)	(77)	—		947
Sales, general and administrative expense	1,068	(399)	(61)	43	(e)	651
Depreciation and amortization expense	467	(74)	(20)	6	(e)	379
Transaction and integration costs	5	(1)	—	—		4
Restructuring costs	35	(9)	(1)	—		25
Operating income	561	(82)	(36)	(49)		394
Other income	(13)	2	—	—		(11)
Debt extinguishment loss	5	—	—	—		5
Interest expense	268	—	—	—		268
Income from continuing operations before income tax provision	301	(84)	(36)	(49)		132
Income tax provision	60	(22)	3	(11)	(k)	30
Income from continuing operations	241	(62)	(39)	(38)		102
Net loss from continuing operations attributable to noncontrolling interests	—	—	—	—		—
Net income from continuing operations attributable to XPO	$241	$(62)	$(39)	$(38)		$102

Net income attributable to common shareholders	$201					$75

Basic earnings per share from continuing operations	$2.09					$0.78
Diluted earnings per share from continuing operations	$1.89					$0.71

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	96					96
Diluted weighted-average common shares outstanding	106					106
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments:
(a)Reflects a cash payment from RXO to XPO of $554 million in connection with the RXO Separation.
(b)Reflects the estimated repayment of debt of $545 million, which is net of unamortized deferred financing costs of $6 million, and a penalty for early repayment of $3 million as part of the RXO Separation. The write-off of deferred financing costs and accrued interest of $3 million and the prepayment penalty have been reflected as an adjustment of retained earnings, net of tax. A portion of the debt that XPO plans to repay is subject to a cash tender offer that is currently scheduled to expire on November 17, 2022.
(c)Subsequent to June 30, 2022, XPO anticipates it will incur additional non-recurring costs of approximately $6 million to complete the RXO Separation. These costs primarily relate to transactional advisory and professional fees associated with separation activities. These costs have been reflected as Transaction and integration costs, as well as retained earnings, net of tax.
(d)Reflects adjustments primarily for intercompany transactions between XPO and RXO and Intermodal, which will no longer be eliminated in consolidation subsequent to the Separations. The transactions, which represent services provided by XPO to RXO and Intermodal and vice-versa, are expected to continue subsequent to the Separations and will be recorded as third-party revenue and expenses in the consolidated statement of operations of XPO.
(e)Reflects general corporate overhead costs and other amounts which were historically allocated to RXO and Intermodal but do not meet the requirements to be reported as a component of discontinued operations of $45 million for the six months ended June 30, 2022 and $90 million, $72 million and $49 million for the years ended December 31, 2021, 2020 and 2019, respectively. These costs include, but are not limited to, information technology, human resources, accounting, sales and sales operations, procurement, executive services, legal, corporate finance and communications.
(f)Represents the elimination of the gain on sale of Intermodal.
(g)Reflects stock-based compensation expense for awards issued in conjunction with announcement of the RXO Separation of $12 million for the six months ended June 30, 2022.
(h)Reflects the impact of a transition services agreement, which results in incremental sales, general and administrative expenses of $1 million not included in XPO’s historical consolidated financial statements.
(i) Reflects the debt extinguishment loss, including penalty for early repayment, related to the repayment of XPO’s debt as described in (b) above.
(j)Reflects the reduction in interest expense of $11 million and $22 million to give effect to the estimated repayment of debt described in (b) above for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively.
(k)Reflects the tax impact associated with the transaction adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented.